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                                                                   Exhibit 10.84
                                                                   -------------

                      AMENDMENT TO RETENTION PLAN AGREEMENT

     This Amendment (the "Amendment") is entered into as of January 4, 2002 between Synbiotics Corporation ("Synbiotics") and the undersigned employee of Synbiotics or its subsidiary ("Employee").

     A. Synbiotics and Employee are parties to a written retention plan agreement, as amended (the "Retention Plan Agreement"), under which Synbiotics promised, on the day following the sale of Synbiotics' animal heath business, to
(i) make a cash bonus payment to Employee and (ii) accelerate the vesting and provide a fixed exercisability period of all stock options issued to Employee.

     B. Synbiotics is working toward entering into a Stock Purchase Agreement with Redwood West Coast, LLC ("Redwood"), under which Redwood would make an investment in Synbiotics stock (the "Stock Purchase Agreement"). Synbiotics has determined that a closing under the Stock Purchase Agreement would constitute the sale of Synbiotics' animal health business and entitle the Employee to a cash payment of $_________ under the Retention Plan Agreement.

     C. Redwood requires Employee and Synbiotics to enter into this Amendment before Redwood will enter into the Stock Purchase Agreement. Employee and Synbiotics wish to induce and facilitate the Stock Purchase Agreement transaction.

     NOW, THEREFORE:

     1. Synbiotics and Employee hereby agree that if and only if Synbiotics and Redwood enter into the Stock Purchase Agreement, the Retention Plan Agreement is hereby amended (as of immediately before the closing under the Stock Purchase Agreement) by deleting the paragraph captioned "Cash Bonus" in its entirety and replacing such paragraph with the following:

     "A cash bonus payment of $________ will be made to you on the earlier of
(i) January 1, 2003 or (ii) any date on which Synbiotics terminates your employment without cause."

     2. All of the terms and provisions of the Retention Plan Agreement as amended hereby remain in full force and effect. However, Employee confirms that upon Redwood's January 2002 investment under the Stock Purchase Agreement, the Retention Plan Agreement (as amended hereby) is terminated except for Synbiotics' obligations arising from such January 2002 Redwood investment.

                                   EMPLOYEE:

                                   _____________________________________________
                                   Name:  ______________________________

                                   SYNBIOTICS CORPORATION

                                   By: _________________________________________
                                       Paul A. Rosinack, President & C.E.O.